
<ARTICLE> 5
<LEGEND>
The following schedule contains summary financial information which has been extracted from the consolidated financial statements of GOLDEN CHIEF RESOURCES iNC. for the annual financial statements filed on Form 10-KSB for the periods indicated. These summary schedules are qualified in their entirety by reference to such financial statements and the notes thereto.
</LEGEND>

<CIK> 0000752391
<NAME> Golden Chief Resources, Inc.


<PERIOD-TYPE>                   YEAR                   YEAR
<FISCAL-YEAR-END>                          SEP-30-1998             SEP-30-1997
<PERIOD-END>                               SEP-30-1998             SEP-30-1997
<CASH>                                               0                       0
<SECURITIES>                                         0                       0
<RECEIVABLES>                                        0                       0
<ALLOWANCES>                                         0                       0
<INVENTORY>                                          0                       0
<CURRENT-ASSETS>                                     0                       0
<PP&E>                                               0                       0
<DEPRECIATION>                                       0                       0
<TOTAL-ASSETS>                                       0                       0
<CURRENT-LIABILITIES>                                0                       0
<BONDS>                                              0                       0
<PREFERRED-MANDATORY>                                0                       0
<PREFERRED>                                          0                       0
<COMMON>                                        996234                  994640
<OTHER-SE>                                    (996234)                (994640)
<TOTAL-LIABILITY-AND-EQUITY>                         0                       0
<SALES>                                              0                       0
<TOTAL-REVENUES>                                     0                       0
<CGS>                                                0                       0
<TOTAL-COSTS>                                        0                       0
<OTHER-EXPENSES>                                  1594                       0
<LOSS-PROVISION>                                     0                       0
<INTEREST-EXPENSE>                                   0                       0
<INCOME-PRETAX>                                 (1594)                       0
<INCOME-TAX>                                         0                       0
<INCOME-CONTINUING>                             (1594)                       0
<DISCONTINUED>                                       0                       0
<EXTRAORDINARY>                                      0                       0
<CHANGES>                                            0                       0
<NET-INCOME>                                    (1594)                       0
<EPS-BASIC>                                        0                       0
<EPS-DILUTED>                                        0                       0